UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 24, 2011
MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
001-13735
(Commission File Number)

Delaware (State or other Jurisdiction of Incorporation)	36-3252484 (I.R.S. Employer Identification No.)
c/o Hinshaw & Culbertson LLP
333 South Seventh Street, Suite 2000
Minneapolis, MN 55402
(Address of Principal Executive Offices)
(612) 334-2505
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.
March 28, 2011 — Midwest Banc Holdings, Inc. — Draft 8K Re Plan
     On August 20, 2010, Midwest Banc Holdings, Inc. (the “Company”), filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Case No. 10-37319) (the “Case”).
     On March 24, 2011, the Company and the Official Committee of Unsecured Creditors appointed in the Case (the “Committee”) filed their First Amended Joint Plan of Liquidation Dated March 24, 2011 (the “Plan”) and Disclosure Statement With Respect to First Amended Joint Plan of Liquidation of Midwest Banc Holdings, Inc. Pursuant to 11 U.S.C. § 1125 (the “Disclosure Statement”).
     On March 25, 2011, the Plan and Disclosure Statement were served on parties in interest in accordance with the Bankruptcy Court’s March 18, 2011 Order: (A) Approving Solicitation and Notice Procedures With Respect to Approval of Disclosure Statement and Confirmation of Proposed First Amended Joint Plan of Liquidation; (B) Approving Form of Ballots and Notices in Connection Therewith; (C) Conditionally Approving the Disclosure Statement; and (D) Scheduling Certain Dates and Deadlines with Respect Thereto (the “Solicitation Order”). Among other things, the Solicitation Order establishes April 22, 2011 as the deadline for: (i) submission of ballots accepting or rejecting the Plan; (ii) service and filing of objections to confirmation of the Plan; and (iii) service and filing of objections to adequacy of the Disclosure Statement. A hearing on confirmation of the Plan and on adequacy of the Disclosure Statement is scheduled for 10:00 a.m. prevailing Central Time on May 4, 2010.
     Copies of the Plan, Disclosure Statement, Solicitation Order, and certain other documents filed in the bankruptcy case are available at the Committee’s informational website: http://www.freebornpeters.com/clients/MidwestBanc/midwestBanc.aspx.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: March 29, 2011	By:	/s/Roberto R. Herencia
Roberto R. Herencia
President